UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2021 (October 18, 2021)

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Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to TEPH Credit Agreement

On October 18, 2021, a wholly owned subsidiary (the “TEPH Borrower”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into that certain Fourth Amendment to Amended and Restated Credit Agreement (the “TEPH Amendment”), which amends the Amended and Restated Credit Agreement, dated as of March 29, 2021 (the “TEPH Credit Agreement”), by and among the TEPH Borrower, Credit Suisse AG, New York Branch, as administrative agent (“Credit Suisse”), and the lenders and other financial institutions party thereto. The TEPH Amendment amended the TEPH Credit Agreement to, among other things, update the LIBOR transition terms and transfer a portion of the loan commitments to an additional lender.

The foregoing description of the TEPH Amendment is qualified in its entirety by reference to the full text of the TEPH Amendment, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2021.

Note Purchase Agreement

On October 19, 2021, a wholly owned, indirect subsidiary of the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain other subsidiaries of the Company (collectively, the “Sunnova NPA Parties”), Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Popular Securities LLC (together with Credit Suisse, the “Initial Purchasers”), as the initial purchasers, relating to the sale of $68,400,000 aggregate principal amount of 2.03% Solar Loan Backed Notes, Series 2021-C Class A Notes (the “Class A Notes”), $55,900,000 aggregate principal amount of 2.33% Solar Loan Backed Notes, Series 2021-C Class B Notes (the “Class B Notes”) and $31,500,000 aggregate principal amount of 2.63% Solar Loan Backed Notes, Series 2021-C Class C Notes (the “Class C Notes” and, collectively with the Class A Notes and the Class B Notes, the “Notes”). The Company intends to use the proceeds from the sale of the Notes to finance or refinance, in whole or in part, existing or new investments and expenditures by the Company and its subsidiaries related to one or more of the criteria listed in the Company’s Green Financing Framework, including to simultaneously repay a portion of one or more currently existing financing arrangements of the Company’s subsidiaries and for general corporate purposes.

The Note Purchase Agreement contains customary representations, warranties and affirmative and negative covenants by each of the Sunnova NPA Parties and the Initial Purchasers together with customary closing conditions. Under the terms of the Note Purchase Agreement, each of the Sunnova NPA Parties and the Initial Purchasers have agreed to indemnify such other party or parties against certain liabilities.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and other applicable securities laws.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Note Purchase Agreement set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: October 20, 2021	By:	/s/ Walter A. Baker
Walter A. Baker
Executive Vice President, General Counsel and Secretary